Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Background

The unaudited pro forma condensed consolidated financial statements of Shell Midstream Partners, L.P. (the “Partnership”, “us”, “we”, “our”) as of and for the three months ended March 31, 2015, and for the year ended December 31, 2014 are based upon our historical audited and unaudited financial statements and those of Mars Oil Pipeline Company, L.P. (“Mars”), Bengal Pipeline Company LLC (“Bengal”) and Poseidon Oil Pipeline Company, L.L.C. (“Poseidon”).

In conjunction with our Initial Public Offering (“IPO”) on November 3, 2014, we acquired a 43.0% ownership interest in Zydeco Pipeline Company LLC (“Zydeco”), a 28.9% equity interest in Mars, a 49.0% equity interest in Bengal and a 1.618% interest in Colonial Pipeline Company (“Colonial”) from Shell Pipeline Company LP (“SPLC”).

Predecessor Accounting Periods

References to the Partnership or other expressions defined above for time periods prior to November 3, 2014 refer to our predecessor for accounting purposes (“Predecessor”). The Predecessor’s financial results included in our condensed consolidated statements of income and condensed consolidated statements of cash flows contain the financial results of the following predecessor entities for the time periods indicated.

For the accounting periods prior to June 30, 2014, the Predecessor’s financial results are those of the crude oil pipeline system from Houston, Texas to Houma, Louisiana (“Ho-Ho”) wholly owned by SPLC.

On July 1, 2014, SPLC formed Zydeco to receive the fixed assets and certain agreements of Ho-Ho and other related fixed assets of SPLC. For the accounting periods between July 1, 2014 and November 2, 2014, the Predecessor’s financial results are those of Zydeco.

Post-IPO Transactions

On May 12, 2015, we acquired an additional 19.5% ownership interest in Zydeco and an additional 1.388% interest in Colonial from SPLC for $448.0 million. The transaction closed on May 18, 2015, with an effective date of April 1, 2015. To fund the acquisition we entered into a common unit purchase agreement with certain institutional investors to sell 7,692,308 common units representing limited partner interests in a private placement for net proceeds of $297.2 million ($300 million, net of $2.8 million in placement agent fees and expenses). The remaining balance of the funding was provided by $70.8 million in borrowings from our existing 5-year revolving credit facility agreement (“Revolver 1”) and $80.0 million of cash on hand.

On July 1, 2015, we acquired a 36.0% equity interest in Poseidon from Equilon Enterprises LLC, d/b/a Shell Oil Products US (“SOPUS”) for $350 million. In connection with the acquisition of SOPUS’ 36.0% interest in Poseidon, we entered into a $100.0 million revolving credit facility agreement (“Revolver 2”) with our affiliate Shell Treasury Center (West) Inc. as lender. Revolver 2 will mature on June 30, 2016. The Poseidon acquisition was funded with borrowings of $100 million under Revolver 2 and $250.0 million from Revolver 1.

Basis of Presentation

Pro Forma Financial Statements

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 has been prepared as though the above post-IPO transactions occurred on March 31, 2015. The unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2015 has been prepared as though the above Post-IPO transactions occurred on January 1, 2014.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2014 has been prepared as though the above post-IPO transactions as well as the acquisitions of equity interests in Mars and Bengal occurred on January 1, 2014. To account for the fact that the Partnership was formed on November 3, 2014, activity before that date is attributed to our Predecessor.

The unaudited pro forma condensed consolidated financial statements also reflect the following significant assumptions and transactions:

•	$420.8 million in borrowings from our credit facilities;

•	distribution of proceeds to SPLC and SOPUS as described in Post-IPO Transactions above;

•	interest expense resulting from the $420.8 million borrowing from our credit facilities; and

•	other operating and general and administrative expense as indicated in the footnotes to our pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical audited and unaudited financial statements and those of Poseidon, Mars and Bengal as well as the related notes set forth or incorporated by reference in this Form 8-K.

The adjustments to the historical audited and unaudited financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the transaction had been completed on the dates indicated or what could be achieved in the future. However, we believe that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the conveyance, and reflect those items expected to have a continuing impact on the Partnership for purposes of the unaudited pro forma condensed consolidated statement of income.

Financial Statements of the Partnership

Zydeco is consolidated within our financial statements as a subsidiary. We obtained control of Zydeco on the date of our IPO via a voting agreement with SPLC through which we have voting power over the ownership interests retained by SPLC in Zydeco. The ownership interest in Zydeco retained by SPLC is reflected as noncontrolling interest in our consolidated financial statements.

The equity investments in Mars, Bengal and Poseidon are recorded at SPLC’s historical book value as the transactions in which these investments were transferred or sold to the Partnership were transactions between entities under common control. Such transactions are accounted for prospectively at the time of the contribution under the equity method of accounting. The investment in Colonial is recorded using the cost method of accounting.

Shell Midstream Partners L.P.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2015

	Shell Midstream Partners, L.P.	Zydeco & Colonial (a)	Poseidon (b)	Pro Forma Adjustments		Shell Midstream Partners, L.P. Pro Forma
	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$156.9	$297.2	$—	$350.0	(c)	$82.9
		6.1		(350.0	) (d)
				(0.1	) (c)
				70.8	(e)
				(448.0	) (f)
Accounts receivable – third parties, net	16.3	—	—	—		16.3
Accounts receivable – related parties	4.2	—	—	—		4.2
Allowance oil	3.1	—	—	—		3.1
Prepaid expenses	2.5	—	—	—		2.5

Total current assets	183.0	303.3	—	(377.3)		109.0
Equity method investments	157.5	—	32.6	—		190.1
Property, plant and equipment, net	273.6	—	—	—		273.6
Other assets	4.2	2.5	—	0.1	(c)	6.8

Total assets	$618.3	$305.8	$32.6	$(377.2)		$579.5

LIABILITIES
Current liabilities
Accounts payable – third parties	$0.1	$—	$—	$—		$0.1
Accounts payable – related parties	4.3	—	—	—		4.3
Deferred revenue – third parties	17.6	—	—	—		17.6
Deferred revenue – related parties	9.3	—	—	—		9.3
Accrued liabilities – third parties	4.1	—	—	—		4.1
Accrued liabilities – related parties	2.1	—	—	—		2.1
Debt payable to affiliate	—	—		350.0	(c)	420.8
	—	—	—	70.8	(e)	—

Total current liabilities	37.5	—	—	420.8		458.3

Total liabilities	37.5	—	—	420.8		458.3
Commitments and Contingencies
EQUITY
Common unitholders – public	1,019.3	297.2	—	—		1,316.5
Common unitholder – SPLC	(138.8)	—	—	—		(138.8)
Subordinated unitholder – SPLC	(436.5)	—	—	—		(436.5)
General Partner – SPLC	(17.8)	61.5	32.6	(350.0	) (d)	(721.7)
	—	—	—	(448.0	) (f)	—

Total partners’ capital	426.2	358.7	32.6	(798.0)		19.5
Noncontrolling interest	154.6	(52.9)	—	—		101.7

Total Equity	580.8	305.8	32.6	(798.0)		121.2

Total liabilities and equity	$618.3	$305.8	$32.6	$(377.2)		$579.5

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Three Months Ended March 31, 2015

	Shell Midstream Partners L.P.	Zydeco & Colonial (a)	Poseidon (b)	Pro Forma Adjustments	Shell Midstream Partners, L.P. Pro Forma
	(in millions, except per unit data)
Revenue
Third parties	$41.3	$—	$—	$—	$41.3
Related parties	10.4	—	—	—	10.4

Total revenue	51.7	—	—	—	51.7
Costs and expenses
Operations and maintenance – third party	6.9	—	—	0.1 (g)	7.0
Operations and maintenance – related party	3.9	—	—	0.2 (g)	4.1
General and administrative – third party	1.6	—	—	—	1.6
General and administrative – related party	5.0	—	—	—	5.0
Depreciation	3.4	—	—	—	3.4
Property and other taxes	3.2	—	—	—	3.2

Total costs and expenses	24.0	—	—	0.3	24.3

Operating Income	27.7	—	—	(0.3)	27.4
Income from equity investments	12.5	—	7.0	—	19.5
Dividend income from investment	1.6	1.4	—	—	3.0

Income from other investments	14.1	1.4	7.0	—	22.5
Interest expense, net	0.2	—	—	1.7 (h)	1.9

Income before income taxes	41.6	1.4	7.0	(2.0)	48.0
Income tax expense	0.2	—	—	—	0.2

Net income	41.4	1.4	7.0	(2.0)	47.8
Less: Net income attributable to noncontrolling interests	17.8	(6.1)	—	—	11.7

Net income attributable to the Partnership	$23.6	$7.5	$7.0	$(2.0)	$36.1

General partner’s interest in net income	$0.5				$2.5
Limited partners’ interest in net income	$23.1				$33.6

Net income per limited partners’ unit (basic and diluted)
Common units	$0.17				$0.24
Subordinated units	$0.17				$0.24

Weighted average Limited Partner Units outstanding – Basic and Diluted
Common units	67,475,068				75,167,376
Subordinated units	67,475,068				67,475,068

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2014

		Pre-IPO
				Equity in
		Nine Months Ended		Earnings	Post-IPO				Shell
	Shell	September 30, 2014		October 1 -	Zydeco &				Midstream
	Midstream Partners, L.P.	Mars (i)	Bengal (i)	November 2, 2014 (i)	Colonial (a)	Poseidon (b)	Other Adjustments		Partners, L.P. Pro Forma
	(in millions, except per unit data)
Revenue
Third parties	$136.9	$—	$—	$—	$—	$—	$—		$136.9
Related parties	45.5	—	—	—	—	—	—		45.5

Total revenue	182.4	—	—	—	—	—	—		182.4
Costs and expenses
Operations and maintenance – third party	31.0	—	—	—	—	—	0.5	(g)	33.2
							1.7	(j)
Operations and maintenance – related party	16.0	—	—	—	—	—	0.8	(g)	15.3
							(1.5	)(j)
Loss from disposition of fixed assets	0.2	—	—	—	—	—	—		0.2
General and administrative – third party	3.2	—	—	—	—	—	1.1	(k)	4.3
General and administrative – related party	13.6	—	—	—	—	—	7.1	(l)	20.2
		—	—	—	—	—	(0.5	)(m)
Depreciation	11.6	—	—	—	—	—	—		11.6
Property and other taxes	5.5	—	—	—	—	—	—		5.5

Total costs and expenses	81.1	—	—	—	—	—	9.2		90.3

Operating Income	101.3	—	—	—	—	—	(9.2)		92.1
Income from equity investments	6.7	17.6	14.6	4.4	—	23.8	—		67.1
Dividend income from investment	0.8	—	—	—	8.8	—	—		9.6

Income from other investments	7.5	17.6	14.6	4.4	8.8	23.8	—		76.7
Interest expense, net	0.2	—	—	—	—	—	6.6	(h)	6.8

Income before income taxes	108.6	17.6	14.6	4.4	8.8	23.8	(15.8)		162.0
Income tax expense	0.2	—	—	—	—	—	—		0.2

Net income	108.4	17.6	14.6	4.4	8.8	23.8	(15.8)		161.8
Less: Predecessor income prior to the IPO	83.6	17.6	14.6	4.4	8.1	19.8	(14.5)		133.6

Net income subsequent to the IPO	24.8	—	—	—	0.7	4.0	$(1.3)		$28.2
Less: Net income attributable to noncontrolling interest	11.4	—	—	—	(3.9)	—	—		7.5

Net income attributable to the Partnership	$13.4	$—	$—	$—	$4.6	$4.0	$(1.3)		$20.7

General partner’s interest in net income	$0.3								$1.0
Limited partners’ interest in net income	$13.1								$19.7

Net income per limited partners’ unit (basic and diluted)
Common units	$0.10								$0.14
Subordinated units	$0.10								$0.14

Weighted average Limited Partner Units outstanding – Basic and Diluted
Common units	67,475,068								75,167,376
Subordinated units	67,475,068								67,475,068

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners, L.P.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments

To enhance comparability, the 2014 results of operations of the Partnership are allocated between those attributable to the Predecessor (January 1 through November 2) and those attributable to the unitholders (November 3 through December 31). This allocation is based on estimated monthly results and a day-based allocation of the November results.

The following items related to the transaction are reflected in the adjustments below:

(a)	Reflects acquisition and operations of the additional 19.5% ownership interest in Zydeco and the additional 1.388% interest in Colonial.

(b)	Reflects the acquisition and operations of the 36.0% ownership interest in Poseidon, which will be accounted for using the equity method of accounting.

(c)	Reflects the proceeds from borrowing $250.0 million from Revolver 1 and $100.0 million from Revolver 2, as well as the $0.1 million issuance costs relating to Revolver 2. Revolver 1 will mature in October 2019, while Revolver 2 matures in June 2016. Borrowings under the two debt facilities bear interest at the three-month LIBOR rate plus a margin. The interest rate used in the unaudited pro forma condensed consolidated financial statements is 1.3%. A 1/8 percentage point increase in the interest rate on the total of $420.8 million of debt related to the Post-IPO Transactions would increase our consolidated annual interest expense by approximately $0.5 million.

(d)	Reflects a payment to SOPUS of $350.0 million regarding the Poseidon acquisition.

(e)	Reflects the proceeds from borrowing $70.8 million from Revolver 1 regarding an additional 19.5% ownership interest in Zydeco and an additional 1.388% ownership interest in Colonial.

(f)	Reflects a payment to SPLC of $448.0 million regarding the acquisition of an additional 19.5% ownership interest in Zydeco and an additional 1.388% ownership interest in Colonial.

(g)	Reflects additional property damage and business interruption insurance for our 36.0% interest in the underlying assets of Poseidon, based on binding quotes from agencies with policy terms.

(h)	Reflects additional interest expense on the above borrowings from our Revolver1 and Revolver 2.

(i)	Reflects the acquisitions of Mars and Bengal as if they occurred January 1, 2014.

(j)	Reflects changes in insurance as follows:

•	Additional property damage and business interruption insurance for our 28.6% interest in the underlying assets of Mars based on actual premiums paid;

•	Reduction to property damage and business interruption insurance expense for our Zydeco assets based on our actual premiums paid versus those previously allocated from SPLC; and

•	Directors and Officers insurance based on actual premium paid.

(k)	Reflects incremental general and administrative expenses resulting from being a publicly traded partnership, including costs associated with tax return and Schedule K-1 preparation and distribution, investor relations activities, registrar and transfer agent fees and director compensation.

(l)	Reflects $7.1 million for fixed fees related to general and administrative services provided by SPLC under the omnibus agreement as if we incurred those costs beginning January 1, 2014. This fixed fee represents costs in excess of costs allocated by SPLC in the Predecessor’s combined financial statements. Such fixed fee represents incremental personnel costs to be incurred such as Directors and Officers, accounting, tax, treasury and business operations necessary for our partnership that have not been incurred by our Predecessor historically.

(m)	Reflects the reversal of certain expenses, incurred by SPLC and allocated to our Predecessor’s historical statement of operations pursuant to Staff Accounting Bulletin Topic 1:B:1, but not included in our operations after the formation of Zydeco whose operating agreement includes a fixed-fee based charge.

Pro Forma Net Income Per Unit

We compute income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in the partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for the period from November 3, 2014 to December 31, 2014 and for the first quarter of 2015. Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the number of common and subordinated units assumed to be outstanding as a result of the initial public offering on November 3, 2014 and the private placement on May 18, 2015. For purposes of this calculation, we have assumed common units and subordinated units issued in 2014 and on May 18, 2015 to be outstanding since November 3, 2014.